UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2023

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (234) 285-4001

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, pursuant to the Investment Agreement (the “Investment Agreement”) entered into by Lordstown Motors Corp. (the “Company”) on November 7, 2022 with Foxconn Ventures Pte. Ltd., an affiliate of global technology company Hon Hai Technology Group (“Foxconn”), Foxconn has the right to appoint two designees to the Board of Directors of the Company (the “Board”) upon consummation of a second closing of the sale of Class A common stock to Foxconn (the “Subsequent Common Closing”). The completion of the Subsequent Common Closing and Series A Convertible Preferred Stock (“Preferred Stock”) funding (the “Subsequent Preferred Funding”) contemplated by the Investment Agreement would provide critical liquidity for the Company’s operations.

At the Subsequent Common Closing, Foxconn is required to purchase approximately 26.9 million shares of Class A common stock for approximately $47.3 million. The Subsequent Common Closing is to occur within 10 business days following the parties’ receipt of a written communication from the U.S. government’s Committee on Foreign Investment in the United States (“CFIUS”) that CFIUS has concluded that there are no unresolved national security concerns with respect to the transactions (“CFIUS Clearance”) and subject to satisfaction of the other conditions set forth in the Investment Agreement (which the Company believes have been or will be satisfied). CFIUS Clearance was received on April 24, 2023, which means the Subsequent Common Closing was to occur on or before May 8, 2023. The Company was, as of May 8, 2023, and remains ready, willing and able to complete the Subsequent Common Closing.

As also previously disclosed, on April 21, 2023, the Company received a letter from Foxconn (the “Foxconn Notice”) (1) asserting that the Company was in breach of the Investment Agreement due to its previously disclosed receipt of a notice (the “Nasdaq Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was no longer in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Global Select Market (the “Bid Price Requirement”) and (2) purporting to terminate the Investment Agreement if the breach is not cured within 30 days. In response, the Company notified Foxconn in writing on April 25, 2023 that (1) it believes the breach allegations in the Foxconn Notice are without merit, (2) the Investment Agreement, by its terms, does not permit Foxconn to terminate it following the initial closing that occurred in November 2022 (the “Initial Closing”), and (3) in any event, Foxconn cannot exercise termination rights because Foxconn has breached the Investment Agreement by failing to use necessary efforts to agree upon the EV program budget and EV program milestones to facilitate the Subsequent Preferred Funding.

On May 1, 2023, after having publicly disclosed the Foxconn Notice, the Company received correspondence from Foxconn’s counsel (the “Second Foxconn Notice” and, together with the Foxconn Notice, the “Foxconn Notices”) (1) indicating that Foxconn agrees that it is unable to terminate the Investment Agreement after the Initial Closing, (2) asserting that the Nasdaq Notice constitutes a breach of a representation that is a condition to the Subsequent Common Closing and, therefore, Foxconn is not obligated to consummate the Subsequent Common Closing until such breach is cured, and (3) asserting that the Company’s claims regarding Foxconn’s breach of the Investment Agreement with respect to the EV program and Subsequent Preferred Funding are without merit.

The Company has proposed for stockholder approval at the Company’s annual meeting to be held on May 22, 2023 an amendment to its second amended and restated certificate of incorporation, as amended, that would provide the Board with the ability to effectuate a reverse stock split at a ratio ranging from 1:3 to 1:15, in order to satisfy the Bid Price Requirement. As noted above, Foxconn has taken the position that the fact that the Company has received the Nasdaq Notice is a failure of a condition to the Subsequent Common Closing. The Company rejects that position. The Company continues to believe that the breach allegations by Foxconn are without merit, and Foxconn was obligated to complete the Subsequent Common Closing on or before May 8, 2023 and remains obligated to complete such closing. The Company intends to enforce its contractual rights and remedies under the Investment Agreement, including with respect to Foxconn’s breach regarding the EV Program budget and EV Program milestones, its funding obligations and its knowing and intentional efforts to invalidly terminate the Investment Agreement without any basis and withhold critical funding to the material detriment of the Company.

The Company is in discussions with Foxconn to seek a resolution regarding these matters; however, to date, the parties are at an impasse and Foxconn did not close the Subsequent Common Closing on May 8, 2023 and Foxconn did not provide its approval of the EV Program budget and EV Program milestones by May 7, 2023. No assurances can be given that the parties will reach a resolution of these matters or that any such resolution will allow the Subsequent Common Closing or the Subsequent Preferred Funding to occur on a timely basis. If the Subsequent Common Closing is further delayed or such fundings do not occur, the Company will be deprived of critical funding necessary for its operations. The Company is evaluating its legal and financial alternatives in the event a resolution is not reached.

On May 7, 2023, in anticipation of and subject to consummation of the Subsequent Common Closing, the Board increased the size of the Board from nine to 11 members and appointed the following individuals designated by Foxconn: (1) Jerry Hsiao to serve as a Class I director with a term ending as of the annual meeting of stockholders to be held in 2024 and (2) Liting Cai to serve as a Class II director with a term ending as of the annual meeting of stockholders to be held in 2025, in each case until his successor is duly elected and qualified.

Mr. Hsiao, age 51, has served as Chief Product Officer of Foxconn Technology Group, a global electronics manufacturer, since August 2019. From August 2018 to July 2019, Mr. Hsiao served as Vice President & Chief Global Product Management of HMD Global, a mobile phone manufacturer. Prior to that, Mr. Hsiao served as Vice President of Product Management & Product Portfolio of Motorola Mobility, a mobile phone and electronics manufacturer, from April 2015 to May 2018. He is well qualified to serve as a director due to his experience and strong knowledge base of mobile and electric vehicle products, technology trends, business strategy, supply chain and global operations.

Mr. Cai, age 48, currently serves as Vice President and Division Head of the EV and Renewable Energy Division of Business Group D of Foxconn Technology Group, a global electronics manufacturer, and has served in various other roles since 2003. Mr. Cai also currently serves as Vice President of PCE Technology Inc., a distributor of computers and computer equipment and software, and a subsidiary of Foxconn, since January 2018. Mr. Cai also served as an Officer of InFocus Corp., a developer of projectors, interactive displays and software, until January 2020. He is well qualified to serve as a director due to his experience in the electronic, manufacturing and information technology industries.

Foxconn will relinquish one Board seat if it does not continue to beneficially own shares of Class A common stock, Preferred Stock and shares of Class A common stock issued upon conversion of shares of Preferred Stock that represent (on an as-converted basis) at least 50% of the number of shares of Class A common stock (on an as-converted basis) acquired by Foxconn in connection with the Investment Agreement and will relinquish its other Board seat if it does not continue to beneficially own at least 25% of the number of shares of Class A common stock (on an as-converted basis) acquired by Foxconn in connection with the Investment Agreement.

Except for the relationships between the Company and Foxconn discussed above, in the Company’s definitive proxy statement for its 2023 annual meeting of stockholders filed with the Securities and Exchange Commission (“SEC”) on April 11, 2023 and the Company’s subsequent filings with the SEC, neither Mr. Hsiao nor Mr. Cai has any relationships with the Company.

Forward-Looking Statements

This report includes forward looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including but not limited to those described in the “Risk Factors” and other sections of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”), our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Form 10-Q”) and in subsequent reports filed with the SEC, as well as the following:

•	our ability to continue as a going concern, which requires us to manage costs and obtain significant additional funding;

•	our ability to timely resolve our dispute with Foxconn regarding the matters asserted in the Foxconn Notices and to receive the proceeds we expected under the Investment Agreement, and risks related to the substantial costs and diversion of personnel’s attention and resources due to these matters;

•	the impact of our non-compliance with Nasdaq’s minimum bid price requirement and our ability to regain compliance as a result of the reverse stock split which we have proposed for approval by our stockholders at our annual meeting;

•	our ability to timely obtain necessary funding to continue our operations;

•	our ability to continue production of the Endurance;

•	the impact of the uncertainty with respect to our relationship with Foxconn and our prospects for additional funding on our supplier arrangements and on our employees;

•	the cost and other impacts of contingent liabilities, such as current and future litigation, claims, regulatory proceedings, investigations, complaints, product liability claims and stockholder demand letters, and availability of insurance coverage and/or adverse publicity with respect to these matters, which may have a material adverse effect, whether or not successful or valid, on our liquidity position, market price of our stock, cash projections, business prospects and ability and timeframe to obtain financing;

•	our ability to effectively implement and realize the benefits from our transactions and agreements with Foxconn, if pending disputes are resolved, which depend on many variables that include establishment of the EV program budget and EV program milestones and satisfaction of such milestones and other conditions required to be met at the time of funding, and our ability to utilize the designs, engineering data and other foundational work of Foxconn, its affiliates, and other members of the Mobility-in-Harmony (MIH) consortium as well as other parties, and that all such parties adhere to timelines to develop, commercialize, industrialize, homologate and certify a vehicle in North America, along with variables that are out of the parties’ control, such as technology, innovation, adequate funding, supply chain and other economic conditions, competitors, customer demand and other factors;

•	our ability to successfully address known and unknown performance, quality, supply chain and other launch-related issues, some of which are or may be material or may require additional recalls or retrofits of the Endurance, and continue commercial production and sales of the Endurance;

•	the risk that additional elements of our technology, including our hub motors, do not perform as expected in the near or longer-term;

•	our ability to maintain appropriate supplier relationships, including for our critical components, and the risks with respect to the terms of such arrangements due to our limited production volumes and any minimum quantity requirements, and our ability to establish our supply chain to support new vehicle programs;

•	our ability to facilitate cost-effective production of the Endurance, which requires a strategic partner and significant additional capital, including to invest in the tooling to lower the bill of materials (“BOM”) cost, continue design enhancements and enable scaled production;

•	our ability to execute our business plan, strategic alliances and other opportunities, including development and market acceptance of our planned products;

•	risks related to our limited operating history, the execution of our business plan and the timing of expected business milestones, including the ability to effectively utilize existing tooling, a substantial portion of which is soft tooling not intended for long term production;

•	our ongoing ability to secure and receive vehicle components from our supply chain in sufficient quantities to meet production volume plans and of acceptable quality to meet vehicle requirements;

•	the availability and cost of raw materials and components, particularly in light of current supply chain disruptions and labor concerns, inflation, and the consequences of any shortages on our ability to produce saleable vehicles;

•	our ability to successfully identify and implement actions to significantly lower the Endurance BOM cost, including identifying a strategic partner to scale the Endurance;

•	our ability to obtain binding purchase orders and build customer relationships, and the impact of the uncertainty regarding our relationship with Foxconn has on our ability to obtain binding purchase orders;

•	our ability to deliver on the expectations of customers with respect to the pricing, performance, quality, reliability, safety and efficiency of the Endurance and to provide the levels of after sale service, support and warranty coverage that they will require, and the impact of performance issues, production pauses and delays and recalls on consumer confidence and interest in our vehicles;

•	our ability to conduct business using a direct sales model, rather than through a dealer network used by most other original equipment manufacturers;

•	the effects of competition on our ability to market and sell vehicles;

•	our ability to attract and retain key personnel and hire additional personnel particularly in light of the uncertainty regarding our Foxconn relationship;

•	the pace and depth of electric vehicle adoption generally;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to obtain required regulatory approvals and comply with changes in laws, regulatory requirements, interpretations of existing laws and governmental incentives;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business, the other risks we face and the actions we may take in response thereto;

•	cybersecurity threats and breaches and compliance with privacy and data protection laws;

•	failure to timely implement and maintain adequate financial, information technology and management processes and controls and procedures;

•	the possibility that we may be adversely affected by other economic, geopolitical, business and/or competitive factors, including rising interest rates, fuel and energy prices and the direct and indirect effects of the war in Ukraine.

As a result of these uncertainties, there is substantial doubt regarding our ability to continue as a going concern. Our ability to obtain additional financing is extremely limited under current market conditions, in particular for our industry, and also influenced by other factors including the significant amount of capital required, the Foxconn dispute, the fact that the BOM cost of the Endurance is currently, and expected to continue to be, substantially higher than our selling price, uncertainty surrounding the performance of any vehicle produced by us, meaningful exposure to material losses and costs related to ongoing litigation and the SEC investigation, the Nasdaq Notice, the market price of our stock and potential dilution from the issuance of any additional securities. If we are unable to resolve our dispute with Foxconn in a timely manner on terms that allow us to continue operating as planned, identify other sources of substantial funding, identify a strategic partner and resolve our significant contingent liabilities, we may need to further curtail or cease operations and seek protection by filing a voluntary petition for relief under the United States Bankruptcy Code. If this were to occur, the value available to our various stakeholders, including our creditors and stockholders, is uncertain and trading prices for our securities may bear little or no relationship to the actual recovery, if any, by holders of our securities in bankruptcy proceedings, if any.

Additional information on potential factors that could affect the Company and its forward-looking statements is included in the Form 10-K, Form 10-Q and subsequent filings with the SEC. All forward-looking statements are qualified in their entirety by this cautionary statement. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

	By:	/s/ Adam Kroll
	Name:	Adam Kroll
	Title:	Chief Financial Officer
Date: May 11, 2023